PRESS RELEASE


                                            FOR INFORMATION CONTACT:
                                            FRANKFORT FIRST BANCORP, INC.
                                            DON JENNINGS
                                            (502) 223-1638


FRANKFORT FIRST BANCORP, INC. SHAREHOLDERS APPROVE AGREEMENT OF MERGER WITH FIRST FEDERAL SAVINGS AND LOAN ASSOCIATION OF HAZARD

Frankfort, Kentucky, February 17, 2005 - Frankfort First Bancorp, Inc. (NASDAQ:FKKY) today announced the results of its Annual Meeting of Shareholders at which its shareholders approved the Amended and Restated Agreement of Merger by and between Frankfort First and First Federal Savings and Loan Association of Hazard, and the election of two directors to a three-year term of office. First Federal Savings and Loan Association of Hazard is in the process of reorganizing into the mutual holding company structure in order to acquire Frankfort First for $23.50 per share of outstanding Frankfort First common stock. The merger is subject to the completion of the reorganization. The merger and the reorganization transactions are expected to be completed in the first quarter of 2005.

Frankfort First Bancorp, Inc. is the holding company of First Federal Savings Bank of Frankfort which operates three offices in Frankfort, Kentucky. As of December 31, 2004, Frankfort First had assets of $132.3 million, deposits of $72.0 million and stockholders' equity of $17.2 million. Frankfort First's shares are traded on the Nasdaq National Market under the symbol "FKKY."

FORWARD-LOOKING STATEMENTS

This news release, and other written materials and oral statements made by members of management of Frankfort First Bancorp, Inc. may contain certain forward-looking statements about the proposed reorganization and merger, including statements regarding anticipated future expectations, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Frankfort First Bancorp, Inc. intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and are including this statement for purposes of said harbor provisions. Forward-looking statements, which are based on certain assumptions and describe future expectations of Frankfort First Bancorp, Inc., are generally identified by use of the words "plan," "believe," "expect," "intend," "anticipate," "estimate," "project," or other similar expressions. Frankfort First Bancorp, Inc.'s ability to predict results or the actual effects of their expectations, including those with respect to the reorganization and merger, is inherently uncertain. Accordingly, actual results may differ materially from anticipated results. Frankfort First Bancorp, Inc. undertakes no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made.